UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)


                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION


                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No. ___)


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                             Pioneer Interest Shares

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                           [Logo]PIONEER
PRESS RELEASE                    Investments(R)

FOR IMMEDIATE RELEASE
July 3, 2007

                  PIONEER INTEREST SHARES AND PIONEER BOND FUND
                         ANNOUNCE PLANNED REORGANIZATION

BOSTON, Massachusetts -- Pioneer Interest Shares (NYSE: MUO) and Pioneer Bond Fund announced the filing of preliminary proxy materials with the Securities and Exchange Commission ("SEC") seeking shareholder approval of the reorganization of Pioneer Interest Shares, a closed-end fund, into Pioneer Bond Fund, an open-end fund. The filing follows approval by the Boards of Trustees of Pioneer Interest Shares and Pioneer Bond Fund of the reorganization and is subject to the approval of shareholders of Pioneer Interest Shares. Under the terms of the proposed reorganization, the assets of Pioneer Interest Shares would be transferred to, and its liabilities would be assumed by, Pioneer Bond Fund in exchange for Class Y shares of Pioneer Bond Fund. Class Y shares of Pioneer Bond Fund then would be distributed to the shareholders of Pioneer Interest Shares, which would be terminated. A shareholder meeting is anticipated to be held in October 2007. There can be no assurance that the reorganization will be approved or, if approved, completed. If approved by shareholders of Pioneer Interest Shares, the reorganization is expected to take place in October 2007.

The Trustees believe this reorganization is in the best interests of the shareholders of both funds. Details of the rationale for this reorganization will be contained in the proxy materials to be sent to shareholders of Pioneer Interest Shares.

Any solicitation of proxies by Pioneer Interest Shares in connection with the shareholder meeting will be made only pursuant to separate proxy materials filed with the SEC under applicable federal securities laws. The proposed reorganization is expected to qualify as a tax-free reorganization, which means that the reorganization will result in no income, gain or loss being recognized for federal income tax purposes by either fund or their shareholders as a direct result of the reorganization. If approved by shareholders of Pioneer Interest Shares, the reorganization would be effected based upon the respective net asset values of Pioneer Interest Shares and Pioneer Bond Fund.

Pioneer Interest Shares is a diversified closed-end management investment company. The fund's investment objective is to seek interest income by investing in a diversified portfolio of debt obligations, primarily investment grade, with the objective of obtaining as high a yield as possible consistent with this type of investment.

Pioneer Bond Fund is a diversified open-end management investment company. The fund's investment objective is to provide current income from an investment grade portfolio with due regard to preservation of capital and prudent investment risk. The fund also seeks a relatively stable level of dividends; however, the level of dividends will be maintained only if consistent with preserving the investment grade quality of the fund's portfolio.

Pioneer Investment Management, Inc. is each fund's investment adviser.

In connection with the proposed reorganization, Pioneer Interest Shares and Pioneer Bond Fund, on behalf of Pioneer Bond Fund, have filed relevant materials with the SEC, including a

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For further information contact

                                                                               1

Geoff Smith          Tel: 617 422-4727     geoff.smith@pioneerinvestments.com
Tara Pescatore       Tel: 617 422-4727     tara.pescatore@pioneerinvestments.com
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                           [Logo]PIONEER
PRESS RELEASE                    Investments(R)

combined preliminary proxy statement for Pioneer Interest Shares and prospectus for Pioneer Bond Fund. The information contained in these materials is not complete and may be changed. Investors should consider the investment objectives, risks and expenses of Pioneer Bond Fund before investing or voting with respect to the reorganization. Because the final proxy statement/prospectus will contain this and other important information, Pioneer Interest Shares' shareholders are urged to read it carefully when it becomes available and before voting with respect to the reorganization. The preliminary materials filed with the SEC are available, and when filed with the SEC, the final proxy statement/prospectus will be available free of charge at the SEC's website, www.sec.gov, under filings for Pioneer Bond Fund. Pioneer Interest Shares shareholders also will be able to obtain copies of the final documents, when available, by calling Pioneer Investments at 1-800-622-3265.

This is not an offer to buy shares of any fund, nor is it a solicitation of any proxy.

About Pioneer Investments
-------------------------

Pioneer Investments is the trade name for Pioneer Global Asset Management S.p.A. and its subsidiaries, a global investment firm with offices in 22 countries and approximately $320 billion in assets under management as of May 31, 2007, of which approximately $84.3 billion was managed in the U.S. Founded in 1928, our flagship mutual fund, Pioneer Fund, is the third-oldest mutual fund in the U.S. Pioneer Investment Management, Inc. is the investment advisory subsidiary of Pioneer Investment Management USA Inc. PIM USA, Inc. is the North American operating subsidiary of Pioneer Global Asset Management S.p.A., which is a wholly-owned subsidiary of UniCredito Italiano S.p.A.

This is a communication prior to the furnishing of a proxy statement by Pioneer Interest Shares and its Board of Trustees consisting of: David R. Bock, Mary K. Bush, John F. Cogan, Jr., Margaret B.W. Graham, Daniel K. Kingsbury, Thomas J. Perna, Marguerite A. Piret, Stephen K. West and John Winthrop. Pioneer Investment Management, Inc. and its affiliates receive advisory and other fees disclosed in the combined proxy statement/prospectus. A definitive proxy statement will be sent to shareholders of record as of the record date which has not yet been set. It is anticipated that the definitive proxy statement and prospectus will be disseminated promptly upon the SEC's granting of effectiveness, approximately August 3, 2007.

Pioneer Funds Distributor, Inc. is the Underwriter and Distributor for Pioneer mutual funds, 60 State Street, Boston, MA 02109, Member SIPC, Member of the UniCredito Italiano Banking Group, Register of Banking Groups. (C)2007 Pioneer Investment Management, Inc.

Closed-end funds, unlike open-end funds, are not continuously offered. There is a one-time public offering and once issued, shares of closed-end funds are sold in the open market through a stock exchange and frequently trade at prices lower than their net asset value ("NAV"). NAV is calculated as total assets less total liabilities divided by the number of common shares outstanding.

                                      # # #

(C)2007 Pioneer Investment Management, Inc.     60 State Street Boston, MA 02109

Member of the UniCredito Italiano Banking Group, Register of Banking Groups

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For further information contact

                                                                              2

Geoff Smith           Tel: 617 422-4727    geoff.smith@pioneerinvestments.com
Tara Pescatore        Tel: 617 422-4727    tara.pescatore@pioneerinvestments.com

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